UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17

INTERNAL FIXATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-54363	20-4580923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 SW 74th Street, Suite 408
South Miami, Florida 33143

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 268-0995

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities

On June 19, 2012, the Board authorized the Company to attempt to convert the Company’s existing debt into Common Stock and depending on the Holder and the specific circumstances, the stock may be issued without a restrictive legend and thus freely tradable under an exemption under Rule 144.

$150,000 of debt was converted into 15 million shares of Restricted Stock and is held by the Company’s President and CEO

$286,750 of debt held by non-affiliates was converted into 28,675,000 shares of freely tradable stock

As of this date there are 52,630,580 shares outstanding

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, Hugh Quinn, Director. resigned from his positions with the Company, effective immediately.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 4, 2012, The Company filed with the State of Florida to amend its Articles of Incorporation to:
1.	Increase its Authorized number of shares to 200,000,000
2.	Approve 50,000,000 of Blank Check Preferred Stock subject to direction of Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAL FIXATION SYSTEMS, INC.

Date: July 18, 2012	By:	/s/ Stephen J. Dresnick, MD
	Name:	Stephen J. Dresnick, MD
	Title:	President